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                                                                       EXHIBIT 2


                           COMPANY VOTING AGREEMENT


     This Company Voting Agreement ("Agreement") is made and entered into as of January 19, 1999, between At Home Corporation, a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of Excite, Inc., a Delaware corporation (the "Company").

                                   RECITALS

     A. Concurrently with the execution of this Agreement, Parent, the Company and Countdown Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Reorganization, dated as of January 19, 1999 (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Series A Common Stock of Parent on the basis described in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

     B. Stockholder is the record holder of such number of outstanding shares of Company Common Stock as is indicated on the final page of this Agreement.

     C. As a material inducement to enter into the Merger Agreement, Parent desires Stockholder to agree, and Stockholder is willing to agree, to vote the Shares (as defined below), and such other shares of capital stock of the Company over which Stockholder has voting power, so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Agreement to Vote Shares.
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          1.1  Definitions.  For purposes of this Agreement:
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     "Shares" shall mean all issued and outstanding shares of Company Common
Stock owned of record or beneficially (over which beneficially-owned shares Stockholder exercises voting power) by Stockholder as of the record date for persons entitled (a) to receive notice of, and to vote at the meeting of the stockholders of the Company called for the purpose of voting on the matter referred to in Section 1.2, or (b) to take action by written consent of the stockholders of the Company with respect to the matter referred to in Section
1.2. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (over which beneficially-owned shares Stockholder exercises voting power)
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after the execution of this Agreement and prior to the date of termination of this Agreement pursuant to Section 6 below shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date hereof.

     "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) beneficially owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the earlier of termination of this Agreement pursuant to Section 3 below or the record date for the meeting at which stockholders of the Company are asked to vote upon adoption and approval of the Merger Agreement and approval of the Merger (the "Record Date").

     Stockholder shall be deemed to have effected a "Transfer" of a security if Stockholder directly or indirectly: (i) sells, pledges, encumbers, transfers or disposes of, or grants an option with respect to, such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale, pledge, encumbrance, transfer or disposition of, or grant of an option with respect to, such security or any interest therein. Stockholder shall not be deemed to have effected a "Transfer" of a security by virtue of entering into a merger, consolidation or other business combination of any nature with another entity or entities.

          1.2  Agreement to Vote Shares.  Until the termination of this
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Agreement pursuant to Section 3 below, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall cause the Shares to be voted (i) in favor of adoption and approval of the Merger Agreement and approval of the Merger and (ii) against approval of (a) any proposal made in opposition to or in competition with consummation of the Merger, (b) any merger, consolidation, sale of assets, reorganization or recapitalization with any party other than Parent or its affiliates or (c) any liquidation or winding up of the Company.

          1.3. No Transfer of Subject Securities.  Until the earlier of
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termination of this Agreement pursuant to Section 3 below or the Record Date, except as may be required by (i) the foreclosure on any encumbrance secured by such Subject Securities as of the date hereof or (ii) court order, Stockholder agrees not to Transfer any of the Subject Securities, unless each transferee to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be Transferred shall have executed a counterpart of this Agreement and agreed in writing to hold such Subject Securities (or interest in any of such Subject Securities) subject to all of the terms and provisions of this Agreement.

                                      -2-
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     2.   Representations and Warranties of Stockholder.  Stockholder (i) is the
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record owner of the shares of Company Common Stock indicated on the final page of this Agreement, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances that would adversely affect the ability of Stockholder to carry out the terms of this Agreement; and (ii) has full corporate power and authority to make, enter into and carry out the terms of this Agreement.


     3.   Termination.  This Agreement shall terminate and shall have no further
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force or effect as of the first to occur of (i) September 30, 1999, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (iii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof, (iv) the first meeting of the Company's stockholders at which the Merger is considered and not approved or (v) any breach by a party other than the Company of any of the Parent Voting Agreements.

     4.   Miscellaneous.
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          4.1  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          4.2  Binding Effect and Assignment.  This Agreement and all of the
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provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          4.3  Amendments and Modification.  This Agreement may not be modified,
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amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          4.4  Specific Performance; Injunctive Relief.  The parties hereto
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acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

          4.5  Notices.  All notices, requests, claims, demands and other
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communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent

                                      -3-
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by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

          If to Parent:       At Home Corporation
                              425 Broadway
                              Redwood City, California 94063
                              Attn:  Vice President, General Counsel

          With a copy to:     Wilson Sonsini Goodrich & Rosati, P.C.
                              650 Page Mill Road
                              Palo Alto, California 94304
                              Attn:  Larry W. Sonsini, Esq.
                                     Marty Korman, Esq.

          and a copy to:      Baker & Botts, L.L.P.
                              599 Lexington Avenue
                              New York, New York 10022-6030
                              Attn:  Frederick H. McGrath

          If to Stockholder:  To the address for notice set forth on the last page hereof.

          With a copy to:     Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, California 94306
                              Attn:  Mark Stevens

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          4.6  Governing Law.  This Agreement shall be governed by, and
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construed and enforced in accordance with, the internal laws of the State of
Delaware (without regard to the principles of conflict of laws thereof).

          4.7  Entire Agreement.  This Agreement contains the entire
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understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings, both oral and written, between the parties with respect to such subject matter.

          4.8  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          4.9  Effect of Headings.  The section headings herein are for
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convenience only and shall not affect the construction or interpretation of this
Agreement.

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     IN WITNESS WHEREOF, the parties have caused this Company Voting Agreement to be duly executed on the date and year first above written.

                                       AT HOME CORPORATION

                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________

                                       STOCKHOLDER:

                                       By: _____________________________________

                                       Name:____________________________________

                                       Title: __________________________________


                                       Stockholder's Address for Notice:


                                       _________________________________________
                                       _________________________________________
                                       _________________________________________


                                       __________ Outstanding Shares of Company
                                       Common Stock



                        ***COMPANY VOTING AGREEMENT***